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                                                                    EXHIBIT 10.3

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                         1996/1997 SHORT TERM INCENTIVE PLAN

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                           - PLAN ADMINISTRATION SECTION -

1.  GENERAL

    The TELIDENT INC. (the Company) Short Term Incentive Plan is designed to make awards in both cash and restricted stock. It is recognized that the Company's current stock plan provides only for the grant of Incentive and Nonqualified Stock Option stock. This plan would have to be amended or a new plan drafted to allow the use of restricted stock.

    The Company wishes to incorporate the use of restricted stock in the plan design to offer a full value award to executives while still conserving cash.

2.  PURPOSE

    The purpose of the Company's Short Term Incentive Plan is to reward the senior executives for the attainment of Corporate objectives. The Plan is also intended to motivate, reward, and retain key executives.

3.  DEFINITIONS

    BASE SALARY - means the plan participant's salary in effect at the end of the plan year.

    COMMITTEE - means the Compensation Committee of the Board.

    GOAL - means the level of performance that reflects 100% attainment of the budget for revenue and pretax profit approved by the Board. This level of performance triggers a target (or 100%) award.

    INDIVIDUAL OBJECTIVES - are non financial goals set by the President and agreed upon with each executive.

    MAXIMUM - means the level of performance that results in the maximum award available under the plan being granted. Performance at maximum is 120% of the goal. Performance beyond maximum will not increase the award.

    PRESIDENT - means the Chief Executive Officer of TELIDENT INC.




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    PRETAX PROFIT - means the profit before taxes as reported in the Company's audited financial statements. The Threshold goal and Maximum for this performance measure is the net after bonuses have been paid.

    RESTRICTED STOCK - means common shares of the Company subject to the restrictions of the vesting schedule.

    REVENUE - means the revenue as reported in the Company's audited financial statements.

    THRESHOLD - means the minimum level of performance that must be attained before any awards can be made under the plan. Threshold is 75% of the performance goal. Performance below Threshold will result in no awards being made.

4.  PLAN ADMINISTRATOR

    The Plan Administrator will be the President of the Company whose actions will be subject to the approval of the Compensation Committee in material matters.

5.  PLAN ADMINISTRATION

    The Plan Administrator is charged with the effective administration of the Plan including the interpretation of the Plan in instances where the Plan is silent. Material mailers such as award recommendations are subject to the approval of the Committee.

6.  PARTICIPATION

    Participation in the Plan will be recommended by the President and approved by the Compensation Committee of the Board. Participation in any one year does not guarantee participation in future years or at the same award level.

7.  AWARD LEVEL

    Award Levels under the Plan are specified under the Plan Design Section.

8.  EFFECTIVE DATE

    The effective date of the Plan is July 1, 1996.

9.  PLAN YEAR

    The Plan Year is the Company's fiscal year.


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10. TERMINATION OF EMPLOYMENT

    If a plan participant terminates their employment or if the Company terminates their employment, all rights under the Plan are forfeited.

11. AMENDMENT / TERMINATION OF THE PLAN

    The Plan may be amended or terminated at any time as the Board may approve. Plan participants will be notified as soon as possible in the event that this section of the Plan would be implemented.

12. EMPLOYMENT

    The Plan is not intended as an employment agreement. If does not restrict the rights of the Company to terminate the employment of a Plan participant at any time and without any obligation under the Plan.

13. LEGAL REQUIREMENTS

    The Plan will be administered in accordance with all Federal, State and local statutory requirements.


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                         1996/1997 SHORT TERM INCENTIVE PLAN

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                               - PLAN DESIGN SECTION -


1.  PERFORMANCE MEASURES

         -    Revenues
         -    Pretax Profit
         -    Individual Objectives

2.  TIERS OF PARTICIPATION

         Tier I - President
         Tier II - Vice President

3.  PERFORMANCE MEASURE WEIGHTING

         TIER I

              -    Revenue   60%*
              -    Profit    40%

         TIER II

              -    Revenue   55%
              -    Profit    35%
              -    Objective 10%

         *Percentage is of Base Salary

4.  PLAN TRIGGERS

    Both the Threshold for Revenue and Profit must be met to activate the Plan.

5.  AWARD LEVELS

         TIER I

              Threshold      12.5%
              Goal           25.0%
              Maximum        50.0%


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         TIER II

              Threshold      7.5%
              Goal           15.0%
              Maximum        30.0%

6.  AWARDS/VESTING

    The awards under the plan would be paid as follows:

         -    Cash 50%
         -    Restricted Stock 50%

    The Company can elect to make the awards in the typical manner which would be 100% in cash. Vesting of the Restricted Stock would be as follows:

         -    50% after one year
         -    100% after two years

7.  PLAN SCHEMATICS

    TIER I
              Threshold                     Goal                        Maximum

    Revenue
                 I---------------------------I-----------------------------I
    Award        7.5%                       15%                           30%


              Threshold                     Goal                        Maximum

    Pretax Profit
                 I---------------------------I-----------------------------I
    Award        5%                         10%                           20%


    TIER II
              Threshold                     Goal                        Maximum

    Revenue
                 I---------------------------I-----------------------------I
    Award        4.125%                     8.25%                         16.5%


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              Threshold                     Goal                        Maximum

    Pretax Profit
                 I---------------------------I-----------------------------I
    Award        2.625%                     5.25%                         10.5%


    Objectives - Level of performance determined by President, but intent is a go or no go.

                                         1.5%


    *Performance along the scale between Threshold and Goal and Goal to Maximum will be interpolated.